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                                                                  EXHIBIT 23.1.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-4 of our report dated February 21, 2000 relating to the consolidated financial statements of Gothic Energy Corporation, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.




/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Tulsa, Oklahoma

October 30, 2000